UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2025

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Completion of offering Common Stock and Pre-Funded Warrants

On February 13, 2025, Digital Brands Group, Inc., a Delaware corporation (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best efforts offering (the “Offering”) 11,365,340 units (the “Units”), including (i) 125,535 units consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) and two warrants to purchase one share of Common Stock each (the “Share Unit Warrants”), at a purchase price per unit equal to $0.66, and (ii) 11,239,805 units consisting of a pre-funded warrant to purchase one share of Common Stock (“Pre-Funded Warrants”), immediately exercisable at an exercise price of $0.0001 per share, and two warrants to purchase one share of Common Stock each (the “PFW Unit Warrants, and collectively with the Share Unit Warrants, the “Warrants”), at a purchase price per unit equal to $0.6599. The Warrants may be exercised for an aggregate of 22,730,680 shares of Common Stock at an exercise price equal to $0.66 per share, subject to adjustment for stock splits and similar events. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Offering closed on February 18, 2025.

The Company offered Pre-Funded Warrants to those Purchasers whose purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the Purchaser, 9.99%) of our Common Stock immediately following the consummation of the Offering in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% (or at the election of the purchaser, 9.99%) of the outstanding Common Stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Pre-Funded Warrants. The exercise of the Pre-Funded Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Pre-Funded Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of the Pre-Funded Warrant held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60 day period cannot be waived.

The Warrants may be exercised commencing on the issuance date and expire one year from issuance. The Warrants are exercisable for cash at an exercise price of $0.66 per share; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Warrants. The exercise of the Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of the Warrants held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60 day period cannot be waived.

At the closing of the Offering, the Company issued warrants to RBW Capital Partners LLC, acting through Dawson James Securities, Inc. (the “Placement Agent”), for the purchase of 568,267 shares of Common Stock at an exercise price of $0.759 per share (the “Placement Agent Warrants”), which is equal to 115% of the price per Unit. The Placement Agent Warrants are exercisable at any time commencing six (6) months from the date of commencement of sales in the Offering and expiring five (5) years from the commencement of sales in the Offering. During the aforementioned six (6) month period, the Placement Agent Warrant may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Placement Agent Warrant pursuant to FINRA Rule 5110(e)(1)(A).

The Common Stock, Pre-Funded Warrants, Common Stock issuable upon exercise of the Pre-Funded Warrants, Warrants, Common Stock issuable upon exercise of the Warrants, Placement Agent Warrants, and Common Stock issuable upon exercise of the Placement Agent Warrants were offered pursuant to a registration statement on Form S-1 (File No. 333-284508), as filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2025, as amended, and was declared effective on February 11, 2025 (the “Registration Statement”).

The Placement Agent acted as the exclusive placement agent for the Offering pursuant to a Placement Agency Agreement dated February 13, 2025 (the “Placement Agency Agreement”) by and between the Company and the Placement Agent. The Placement Agency Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

The Offering resulted in gross proceeds to the Company of approximately $7,500,000, before deducting placement agent fees and commissions and other offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of the Pre-Funded Warrants or Warrants issued in the Offering. As compensation to the Placement Agent, as the exclusive placement agent in connection with the Offering, the Company paid to the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering (which amount shall not include any additional proceeds the Company may receive from the exercise of the Warrants, or the Pre-Funded Warrants, issued in this Offering) and reimbursement of up to $150,000 for expenses of legal counsel and other actual out-of-pocket expenses.

The foregoing summaries of the Placement Agency Agreement, Pre-Funded Warrant, Warrants, Placement Agent Warrants, and Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2, 4.3, and 10.1, respectively, to this report on Form 8-K. The description of the terms of the Placement Agency Agreement, Pre-Funded Warrant, Warrants, Placement Agent Warrants, and Purchase Agreement are qualified in their entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement by and between Digital Brands Group, Inc. and RBW Capital Partners LLC, acting through Dawson James Securities, Inc., dated February 13, 2025
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.34 of the Company’s Registration Statement on Form S-1 filed on January 27, 2025)
4.2	Form of Warrants (incorporated by reference to Exhibit 4.35 of the Company’s Registration Statement on Form S-1 filed on January 27, 2025)
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement by and between Digital Brands Group, Inc. and the Purchasers dated February 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: February 18, 2025	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer